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                                                                   Exhibit 23(a)

                               December 10, 2001

VIA EDGAR
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Board of Directors
GE Life and Annuity Assurance Company
6610 W. Broad Street
Richmond, Virginia 23230

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 for GE Life and Annuity Assurance Company (File No. 333-69620). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                   Very Truly Yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP



                                   By: /s/ Stephen E. Roth
                                       --------------------------
                                       Stephen E. Roth